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                                                                     EXHIBIT 5.1




                  [CALFEE, HALTER & GRISWOLD LLP LETTERHEAD]


                                   May 8, 1997



Pioneer-Standard Electronics, Inc.
4800 East 131st Street
Cleveland, Ohio 44105

         In connection with the filing by Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 with respect to up to 220,000 of the Company's Common Shares, without par value (the "Common Shares"), to be sold by Wachovia Bank of North Carolina, N.A. as trustee (the "Trustee") of The Pioneer Stock Benefit Trust (the "Trust") established by the Share Subscription Agreement and Trust, dated July 2, 1996, between the Company and the Trustee (the "Agreement"), we have examined the following:

         (i) the Amended Articles of Incorporation and the Amended Code of Regulations of the Company, each as currently in effect;

         (ii) the form of Registration Statement on Form S-3 (including Exhibits thereto) referred to above and to be filed with the Securities and Exchange Commission (the "Registration Statement");

         (iii)    the Agreement; and

         (iv) such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, we are of the opinion that the Common Shares to be sold by the Trustee are duly authorized and validly issued and, when payment for such shares is received as provided in the Agreement, will be fully paid and nonassessable.

         We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the federal law of the United States of America and the laws of the State of Ohio. We express no opinion as to the effect or applicability of the laws of any other jurisdiction.

         This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Common Shares, and this letter and the opinions stated herein may not be relied upon for any other purpose or by any persons other than the Directors and executive officers of the Company.

         We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Validity of Shares."

                                        Respectfully submitted,



                                        CALFEE, HALTER & GRISWOLD LLP